AS FILED WITH THE SECURITIES AND
              EXCHANGE COMMISSION ON SEPTEMBER 29, 1995

                                                    REGISTRATION NO. 33-83174


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549



                           POST-EFFECTIVE
                           AMENDMENT NO. 1
                                TO

                             FORM S-3

                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                 THE MACNEAL-SCHWENDLER CORPORATION
       (Exact name of registrant as specified in its charter)

      DELAWARE                                              95-2239450
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                         815 COLORADO BOULEVARD,
                     LOS ANGELES, CALIFORNIA 90041
                            (213) 258-9111
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             LOUIS A. GRECO
                         CHIEF FINANCIAL OFFICER
                         815 COLORADO BOULEVARD,
                     LOS ANGELES, CALIFORNIA  90041
                              (213) 258-9111
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              With copies to:
                          D. STEPHEN ANTION, ESQ.
                             O'MELVENY & MYERS
                           400 SOUTH HOPE STREET
                      LOS ANGELES, CALIFORNIA  90071

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

              The Registrant hereby deregisters from its Registration Statement on Form S-3 (file no. 33-83174), as of the effective date of this Post-Effective Amendment No. 1 thereto, the following shares of the Registrant's Common Stock held by the following entities, registered under said Registration Statement in excess of the number of shares sold pursuant to such Registration Statement:

                                                 Shares to Be
Selling Shareholder                              Deregistered

ABS Ventures II
Limited Partnership                                 144,215

Senvest Capital Inc.                                  3,987

                            SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 28, 1995.

                               THE MACNEAL-SCHWENDLER CORPORATION



                               __LOUIS A. GRECO__
                               Louis A. Greco
                               Chief Financial Officer


       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated and on the date indicated.

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

     SIGNATURE             TITLE                             DATE


__RICHARD H. MACNEAL*__    Chairman of the Board,            September 28, 1995
Richard H. MacNeal         Chief Executive Officer
                           and Director

__PAUL B. MACREADY*__      Director                          September 28, 1995
Paul B. MacCready


__GEORGE RIORDAN*__        Director                          September 28, 1995
George Riordan

__BERNARD J. BANNAN*__     Director                          September 28, 1995
Bernard J. Bannan

__HAROLD HARRIGIAN*__      Director                          September 28, 1995
Harold Harrigian

__DALE D. MYERS*__         Director                          September 28, 1995
Dale D. Myers

__ARTHUR REIDEL*__         Director                          September 28, 1995
Arthur Reidel

_____________________      Director                          September __, 1995
Frank Perna


_____________________      Director                          September __, 1995
Russell S. Henke


__LOUIS A. GRECO__         Chief Financial Officer           September 28, 1995
Louis A. Greco             (Principal Financial and
                           Accounting Officer)

*By __LOUIS A. GRECO__                                       September 28, 1995
      Louis A. Greco
      Attorney-in-fact


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